                                                                  EXHIBIT 10.33


            [LETTERHEAD OF TRANS WORLD AIRLINES, INC. APPEARS HERE]


                                January 6, 1997

Mr. Edward Soule
7370 Kingsbury
University City, MO 63130

Dear Mr. Soule:

     This will confirm our agreement concerning the termination of your employment with Trans World Airlines, Inc. ("TWA"). In this connection, TWA and you have agreed as follows:

1.   Your employment by TWA terminated as of December 19, 1996.

2. On or about the first week of January, 1997, you will receive: (a) severance pay in the aggregate amount of $100,000.00, which will be paid to you in a lump sum (less any applicable federal and state income and employment tax withholdings and less any excess payment made in advance pursuant to the Company's policy of paying executive officers on the 15th day of each month); and (b) all accrued vacation, generally payable to employees on termination, in the aggregate amount of $4,467.25 (less any applicable federal and state income and employment tax withholdings).

3. 39,100 of the non-qualified stock options issued to you under TWA's Key Employee Stock Incentive Program ("KESIP") will be treated as vested options and such vested options will be exercisable by you in accordance with the terms of the KESIP until their expiration on August 19, 2004. All remaining unvested options lapsed as of December 19, 1996.

4. You will be entitled to Class 1 pass privileges for you and your spouse and your dependent children for a period for six months from the effective date of your termination. A non-ID Term Pass will be issued to you, and when you receive it you will promptly return your current ID term pass to the undersigned on behalf of TWA. Use of the above pass will be subject to TWA's pass policy and applicable restrictions published in its Management Policy and Procedure Manual, as the same may be in effect from time to time. You will promptly return to the undersigned on behalf of TWA all term passes issued to you by other air carriers.

5. All retirement benefits to which you are entitled under TWA"s Retirement Savings Plan for Non-Contract Employees are vested.

6. All TWA group medical and dental insurance currently provided to you and your spouse and dependent children by TWA will be maintained in force and effect by TWA under the

Mr. Edward Soule
December 30, 1996
Page 2

     same terms and conditions currently in effect (provided that any generally applicable changes in such terms and conditions as are hereafter made shall apply to you) including but not limited to the payment by you of fees for additional life insurance and ADD coverage, for the period until the earlier of (i) the date you are re-employed full time and become covered by your new employer's comparable benefit plans, or (ii) the expiration of six
     (6) months after December 19, 1996. Any generally applicable changes in the terms and conditions of such coverage which may hereafter be made shall also apply to you and your spouse during the period specified.

7. You will continue to be entitled, with respect to claims by third parties against you in your capacity as an officer of TWA or an officer or director of any of its subsidiaries relating to periods which you were employed by TWA, to be indemnified under the provisions of TWA's bylaws and under the terms of that certain Indemnification Agreement dated as of the 17th day of September, 1996 (a copy of which is attached) and you are entitled to be covered by such officers' and directors' liability insurance coverage as shall be maintained by TWA from time to time.

8. You will upon execution of this letter agreement return to the undersigned on behalf of TWA any computers and all accessories, software and appurtenances thereto, or pages, which are the property of or leased by TWA and in your possession, and all other TWA property, documents or material that may be in your possession.

9. You agree that for a period of two (2) years after the termination of your employment with TWA you will not for any reason solicit (or assist or encourage the solicitation of) any employee of TWA or any of its subsidiaries or affiliated companies to be employed by you or any entity in which you own or expect to own an equity interest in excess of five (5) percent of any class of the outstanding securities thereof, or by which you are employed or for which you serve or expect to serve in any capacity. For purposes of this paragraph, the term "solicit" shall mean your contacting or providing information to others who may be expected to contact, any employee of TWA or of any of its subsidiaries or affiliated companies regarding their employment status, job satisfaction, interest in seeking employment with you, any person affiliated with you or by whom you are employed or any other person or concerning any related matter, but shall not include general print advertising for personnel or responding to an unsolicited request for a personal recommendation for or evaluation of an employee of TWA or any of its subsidiaries or affiliated companies.

10. You agree to make yourself reasonably available (taking into consideration your then current employment circumstances) and to cooperate with TWA as may be reasonably necessary in connection with any litigation or other proceedings which have arisen or may

Mr. Edward Soule
December 30, 1996
Page 3

        arise, directly or indirectly, out of or in connection with the performance of your duties while you were employed by TWA. TWA will compensate you for said services pursuant to its standard compensation of an hourly rate based upon your last salary while still employed by TWA or, if greater your then current salary. You agree not to serve as an expert witness or otherwise testify against TWA in any litigation against TWA brought by any third parties unless you are under a court order or subpoena to do so. You will promptly notify TWA if you are so subpoenaed or ordered by any court to so testify in any litigation against TWA.

11.     You agree:

        a) That you will not disclose or make public to anyone, or release to the media any nonpublic TWA commercial, operational or financial information, including costs, strategies, forecasts or trade secrets for a period of twelve (12) months after your signing this Agreement, unless you are under a court order or subpoena to do so.

        b) That you will not discuss or disclose to the media the circumstances or terms of your termination of employment from TWA for a period of two (2) years after your signing this Agreement and you will not publicly disparage or denigrate the Company or any of its officers, directors or practices.

        c) With the exception of claims arising out of any breach of this Agreement, you irrevocably and unconditionally release, remise, acquit and forever discharge TWA, its past and present shareholders, subsidiaries, divisions, controlling parties, officers, directors, agents, employees, successors and assigns (separately and collectively "TWA Releases") jointly and individually, of and from any and all claims, demands, causes of action, obligations, damages or liabilities in law or in equity, arising from all bases, however denominated, known or unknown, directly or indirectly arising out of or relating to your employment by TWA and the termination thereof, including but not limited to any claims of employment discrimination under any federal, state or local law, rule or regulation. This release extends to any relief, no matter how denominated, including but not limited to back pay, front pay, reinstatement, compensatory damages, punitive damages, or damages from pain and suffering. you further agree that you will not file nor permit to be filed on your behalf any such claim, will not permit yourself to be a member of any class seeking relief against TWA Releases, and will not counsel or assist in the prosecution of any claims against the TWA Releases whether those claims are on behalf of yourself or others, unless you are under a subpoena court order compelling you to do so.

Mr. Edward Soule
December 30, 1996
Page 4

     d) This Agreement is intended to be a total accord, settlement and satisfaction of any and all claims which you have or may have had against the TWA Releases, including but not limited to any and all contract, tort, and statutory claims, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et. seq., the
                                                                   --  ---
           Civil Rights Act of 1991, or under state or federal statute or law.

     e) You further acknowledge that the only consideration for signing this Agreement and all that you are ever to receive from the TWA Releases are the terms stated in this Agreement and that, except as set forth herein, no other promises or agreements of any kind have been made to you or with you by any person or entity whatsoever to cause you to sign this Agreement, and that you have signed this Agreement as your free and voluntary act. You further acknowledge that pursuant to the terms of this Agreement you are and will be receiving benefits from TWA which are above and beyond those benefits normally provided under TWA's corporate policies and procedures governing termination of employment; that you have had a full, fair and adequate opportunity to reflect upon and consider the terms of this Agreement, to negotiate with TWA and its representatives concerning the same, and to discuss the same if desired with legal counsel of your choice; that no duress or pressure of any kind has been applied to you with respect to your entering into this Agreement; and that you are satisfied with the terms and provisions of this Agreement.

     f) The execution of this Agreement, including the general release set forth above, is knowing and voluntary and that you understand this Agreement and the general release set forth in (c) above. You acknowledge that you have been advised by TWA in writing to consult with an attorney prior to executing this Agreement, you have in fact consulted with an attorney prior to executing this Agreement, and you have twenty-one (21) days from tender of this Agreement within which to consider this Agreement.

           For a period of seven (7) days following execution of this Agreement, you may revoke this Agreement and this Agreement will not become effective or enforceable until after the revocation period has expired. Said revocation must be delivered in writing on or before 5:00 PM on the 7th day after execution of this Agreement to the undersigned.

12. This Agreement shall be binding upon and inure to the benefit of TWA and you, to the successors and assigns of TWA and to your heirs and personal representatives.

Mr. Edward Soule
December 30, 1996
Page 5

13. This Agreement contains the entire agreement between the parties regarding its subject matter and supersedes all prior agreements between the parties. This Agreement may only be modified in writing signed by the parties.

     If this Agreement accurately reflects our understanding, please sign the enclosed copy of this letter in the space provided and return same to me.

                                            Sincerely,


                                            TRANS WORLD AIRLINES, INC.


                                            By: /s/ Richard P. Magurno
                                               -------------------------
                                               Richard P. Magurno
                                               Senior Vice President &
                                               General Counsel


Read, Acknowledged and Agreed to
this 6th day of January, 1997.



/s/ Edward Soule
------------------
Edward Soule

                           INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of the 17th day of September, 1996, by and between Trans World Airlines, Inc., a Delaware corporation, having its principal offices at One City Centre, 515 N. Sixth Street, St. Louis, MO 063101 ("TWA" or the "Company"), and Edward Soule, residing at 7370 Kingsbury, University City 63130 (the "Indemnitee").

     WHEREAS, it is essential for TWA, a corporation recently reorganized and emerged from bankruptcy protection, to retain and attract as directors and officers the most capable persons available; and

     WHEREAS, Indemnitee is an executive officer of the Company; and

     WHEREAS, both TWA and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies; and

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to maintain Indemnitee's continued service to the Company in an effective manner and to provide Indemnitee with specific contractual assurance that the protection included in the Company's Third Amended and Restated Certificate on Incorporation and Restated By-Laws will be available to Indemnitee, the Company desires to provide in this Agreement for the indemnification and the advance of expenses to Indemnitee as set forth in this Agreement and, to the extent officers' and directors' liability insurance is maintained by the Company, to provide for the continued coverage of Indemnitee under the Company's officers' and directors' liability insurance policies;

     NOW THEREFORE, in consideration of the covenants contained in this Agreement and of Indemnitee's continuing service to the Company directly or, at its request, through other enterprises, and intending to be legally bound, the parties agree as follows:

     1. The Company hereby irrevocably, absolutely and unconditionally indemnifies and holds harmless the Indemnitie from and against any claim against the Indemnitee, other than as identified in Paragraph 2 below, based upon any act, omission, neglect, or breach of duty that the Indemnitee may commit, omit or suffer while acting in his capacity as a director/officer of the Company, and agrees to reimburse the Indemnitee, upon ten (20) days written notice, for any payments made or losses which the Indemnitee becomes legally obligated to pay in connection with any such claim (the "Indemnified Claim").

     2. As used in this Indemnity Agreement, the Indemnified Claim shall not include the following: (i) any claim which is based upon the Indemnitee's gaining any personal profit or advantage to which he is not legally entitled,
(ii) any claim which is for an accounting of profits made from the purchase or sales by Indemnitee of securities of the Company within the meaning of Section 18(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of Delaware Law, or (iii) any claim which is based upon the Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct.

        3. Subject to the provisions of Paragraph 4 below, the Company shall reimburse the Indemnitees for all costs and expenses incurred by the Indemnitee in defending or investigating any Indemnified Claim and all such costs and expenses shall be paid by the Company in advance of the final disposition thereof unless the Company, its independent legal counsel, the stockholders of the Company or a court of competent jurisdiction determines that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the Indemnitee intentionally breached his duty to the Company or its stockholders.

        4. The Indemnitee hereby agrees to repay the Company for any costs or expenses advanced to the Indemnitee if it shall ultimately be determined by a court of competent jurisdiction in a final, non-appealable adjudication, that the Indemnitee is not entitled to indemnification under the terms of this Indemnity Agreement.

        5. If any Indemnified Claim is formally asserted or brought against the Indemnitee which does or might entitle the Indemnitee to any or all of the benefits of this Indemnity Agreement, the Indemnitee shall give prompt notice thereof to the Company, together with true copies of all process, pleadings and other papers received from the Claimants. The Company shall confirm to the Indemnitee, by notice within three (3) business day thereafter, that the Company will negotiate and/or defend (as the case may be) such Indemnified Claim, advising briefly therein of the action the Company intends to take. The Company shall promptly commence and proceed with due diligence to negotiate and/or defend such Indemnified Claim, at the Company's sole expense, by appropriate procedures and/or proceedings. The Company shall keep the Indemnitee reasonably and currently apprised through such negotiations and/or defense of the status thereof and shall promptly pay the amount of all final judgments and agreed settlements, including attorneys' fees and costs. The Indemnitee shall cooperate with the Company in all reasonable ways in such negotiations and/or defense, but at the sole expense of the Company and without incurring or being deemed to have incurred any obligation or liability of any kind, nature or description by reason thereof.

        6. Except as set forth in Paragraph 4 above, the Company hereby irrevocably waives any and all rights which it might otherwise have to be reimbursed for, or require contribution from the Indemnitee on account of all or any party of any Indemnitee Claim.

        7. All notices, demands, request, or other communications ("Notices") required or permitted to be given under or which are given with respect to this indemnity Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, addressed to the party to be notified at its last known address. Notices given as provided herein shall be deemed received two (2) days after the date so mailed.

        8. This indemnity Agreement may not be amended or otherwise modified except by a writing executed and delivered by both of the parties hereto.

     9. This indemnity Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law.

     10. All rights and remedies afforded to the Indemnitee by reason of this indemnity Agreement and/or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such right or remedy. No purported waiver or delay in exercising any of such right or remedy by the Indemnitee shall be deemed made by the Indemnitee under any circumstances unless in writing and duly signed by the indemnitee.

     11. This Agreement shall inure to the benefit of the Indemnitee and his successors and assigns and shall be binding upon and enforceable against the Company.

     12. The Company agrees to maintain an insurance policy or policies providing directors' and officers' liability insurance. Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

     13. The provisions of this Agreement shall be severable if any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     Executed as of the 17th day of September, 1996.

                                                TRANS WORLD AIRLINES, INC.

                                                By: /s/ Richard P. Magurno
                                                   -----------------------------
                                                        Richard P. Magurno
                                                        Senior Vice President &
                                                        General Counsel


ACCEPTED AND AGREED:

/s/ Edward Soule
--------------------------
Edward Soule